Exhibit 99.1
News Release

Contact:	Dan McClain (Media)
(310) 201-3335
dan.mcclain@ngc.com

Paul Gregory (Investors) (310) 201-1634 paul.gregory@ngc.com
Northrop Grumman Completes Sale of Advisory Services Business
          LOS ANGELES — Dec. 18, 2009 — Northrop Grumman Corporation (NYSE:NOC) announced today that it has completed the sale of TASC, Inc., its advisory services business, for $1.65 billion in cash to an investor group led by General Atlantic LLC and affiliates of Kohlberg Kravis Roberts & Co. L.P.
          Goldman Sachs and Credit Suisse represented Northrop Grumman in the transaction. Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisor to Northrop Grumman.
          Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
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1209-609

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com/media